UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2025

American Water Works Company, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1 Water Street
Camden, NJ 08102-1658
(Address of principal executive offices, including zip code)
(856) 955-4001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	AWK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 28, 2025, the Executive Development and Compensation Committee of the Board of Directors of American Water Works Company, Inc. (the “Company”) unanimously approved a Severance Agreement and General Release (the “Severance Agreement”) to be entered into between Melanie M. Kennedy, the Company’s Executive Vice President and Chief Human Resources Officer, and American Water Works Service Company, Inc., a wholly owned subsidiary of the Company and Ms. Kennedy’s employer.
The Severance Agreement provides that, once it is fully effective, Ms. Kennedy would receive (i) her eligible benefits under the Company’s Executive Severance Policy (the “Policy”), including without limitation (a) a cash severance payment amount equal to 12 months of her current annual base salary of $487,953, minus applicable deductions and withholdings, to be paid in accordance with the Company’s regular pay schedule, (b) a prorated 2025 award opportunity under the Company’s Annual Performance Plan, equal to 65% of her annual base salary prorated through her separation date of March 1, 2025, and (c) Company-paid COBRA healthcare continuation coverage for up to 16 weeks; (ii) a supplemental cash payment of $300,000, minus applicable deductions and withholdings; and (iii) an extension for up to eight months of the Company-paid COBRA healthcare continuation coverage to be provided to her under the Policy. In exchange, the Severance Agreement provides that Ms. Kennedy would agree to a general release and certain non-solicitation, non-disparagement and confidentiality covenants in favor of the Company. The Severance Agreement is subject to mandatory review and right to rescind periods under applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated:	February 28, 2025	By:	/s/ JOHN C. GRIFFITH
John C. Griffith
President
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